UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

___________________________

FORM 8-K

Current Report
Dated April 24, 2014
of
AGCO CORPORATION
A Delaware Corporation
IRS Employer Identification No. 58-1960019
SEC File Number 1-12930
4205 River Green Parkway
Duluth, Georgia 30096
(770) 813-9200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17
CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the
Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the
Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.
The Company’s annual meeting of stockholders was held on April 24, 2014. The following matters were voted upon and the results of the voting were as follows:

(1)
To elect ten directors to serve as directors until the annual meeting in 2015 or until their successors have been duly elected and qualified. The nominees, Messrs. Armes, Arnold, Benson, Deml, Furlan, Minnich, Richenhagen, Shaheen and Visser and Ms. Srinivasan were elected to the Company’s board of directors. The results follow:

Nominee	For	Against	Abstain
Roy V. Armes	73,746,902	1,658,111	311,554
Michael C. Arnold	74,579,810	825,363	311,394
P. George Benson	72,989,203	2,416,170	311,194
Wolfgang Deml	74,047,257	1,357,296	312,014
Luiz F. Furlan	75,152,642	251,749	312,176
George E. Minnich	75,186,409	218,134	312,024
Martin H. Richenhagen	70,958,642	2,736,097	2,021,828
Gerald L. Shaheen	75,316,777	87,600	312,190
Mallika Srinivasan	73,538,845	1,866,068	311,654
Hendrikus Visser	74,011,291	1,201,492	503,784
In addition to the votes reported above, there were 4,470,924 broker non-votes for this proposal.

(2)	To consider a non-binding advisory resolution relating to the compensation of the Company’s named executive officers. The results follow:

For	Against	Abstain
66,320,562	9,034,931	361,074
In addition to the votes reported above, there were 4,470,924 broker non-votes for this proposal.

(3)	To ratify the appointment of the Company’s independent registered public accounting firm for 2014. The results follow:

For	Against	Abstain
78,614,554	1,262,321	310,616

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGCO Corporation

By:	/s/ Andrew H. Beck
Andrew H. Beck Senior Vice President and Chief Financial Officer
Dated: April 29, 2014